Exhibit 10.3

Main and Second Street LLC

LEASE AGREEMENT

THIS LEASE AGREEMENT (hereinafter referred to as the "Agreement") made and entered into this 1st day of June, 2012, by and between Main and Second Street, LLC whose address is 295 East Main Street, Suite 1, Ashland, OR 97520 (hereinafter referred to as "Lessor") and ecoSolutions Intl (hereinafter referred to as "Lessee").

WITNESSETH:

WHEREAS, Lessor is the fee owner of certain real property being, lying and situated in Jackson County, Oregon, such real property having a street address of 295 East Main Street, Suite 1/ 20, Ashland, OR, 97520 and uses Suite 1 for mailing.

WHEREAS, Lessor is desirous of leasing the Premises to Lessee upon the terms and conditions as contained herein; and

WHEREAS, Lessee is desirous of leasing the Premises from Lessor on the terms and conditions as contained herein;

The parties hereto hereby agree as follows:

1. TERM. The term of said lease shall be for the period beginning June 1, 2012, and ending May 31, 2013.

2. RENTAL. The rent per month hereof is the sum of THREE HUNDRED DOLLARS ($300.00) payable on the 1st day of each month with the first installment to be paid during the execution of this agreement. All such payments shall be made to Lessor at Lessor's address as set forth in the preamble to this Agreement on or before the due date and without demand.

3. DAMAGE/CLEANING DEPOSIT. Due to the nature of the tenant who is also the owner of the building at the time of implementing this agreement, all deposits were waived.

4. USE OF PREMISES. The Premises shall be used and occupied solely for business purposes by Lessee. No part of the Premises shall be used at any time during the term of this Agreement by Lessee for lodging or overnight stays. Lessee shall not allow any other person to use or occupy the Premises without first obtaining Lessor's written consent.

Lessee shall comply with any and all laws, ordinances, rules and orders of any and all governmental or quasi-governmental authorities affecting the cleanliness, use, occupancy and preservation of the Premises.

5. CONDITION OF PREMISES. Lessee stipulates, represents and warrants that Lessee has examined the Premises, and that they are at the time of this Agreement in good order, repair, and in a safe, clean and tenantable condition.

6. ASSIGNMENT AND SUB-LETTING. Lessee shall not assign this Agreement, or sub-let or grant any license to use the Premises or any part thereof without the prior written consent of Lessor. A consent by Lessor to one such assignment, sub-letting or license shall not be deemed to be a consent to any subsequent assignment, sub-letting or license. An assignment, sub-letting or license without the prior written consent of Lessor or an assignment or sub-letting by operation of law shall be absolutely null and void and shall, at Lessor's option, terminate this Agreement.

7. ALTERATIONS AND IMPROVEMENTS. Lessee shall make no alterations to the buildings or improvements on the Premises or construct any building or make any other improvements on the Premises without the prior written consent of Lessor. Any and all alterations, changes, and/or improvements built, constructed or placed on the Premises by Lessee shall, unless otherwise provided by written agreement between Lessor and Lessee, be and become the property of Lessor and remain on the Premises at the expiration or earlier termination of this Agreement.

8. NON-DELIVERY OF POSSESSION. In the event Lessor cannot deliver possession of the Premises to Lessee upon the commencement of the Agreement term, through no fault of Lessor or its agents, then Lessor or its agents shall have no liability, but the rental herein provided shall abate until possession is given. Lessor or its agents shall have thirty (30) days in which to give possession, and if possession is tendered within such time, Lessee agrees to accept the demised Premises and pay the rental herein provided from that date. In the event possession cannot be delivered within such time, through no fault of Lessor or its agents, then this Agreement and all rights hereunder . Electrical and gas utilities are included in the lease. Lessee shall be responsible for their additional monthly utility bills.

9. HAZARDOUS MATERIALS. Lessee shall not keep on the Premises any item of a dangerous, flammable or explosive character that might unreasonably increase the danger of fire or explosion on the Premises or that might be considered hazardous or extra hazardous by any responsible insurance company.

10. UTILITIES. Lessee shall be responsible for their monthly utility bills, which includes 20% of the electrical bill for 293 E. Main St.

11. MAINTENANCE AND REPAIR; RULES. Lessee will, at its sole expense, keep and maintain the Premises and appurtenances in good and sanitary condition and repair during the term of this Agreement and any renewal thereof. Without limiting the generality of the foregoing, Lessee shall:

(a) Not obstruct the driveways, sidewalks, courts, entry ways, stairs and/or halls, which shall be used for the purposes of ingress and egress only;

(b) Keep all windows, glass, window coverings, doors, locks and hardware in good, clean order and repair;

(c) Not obstruct or cover the windows or doors;

(d) Not leave windows or doors in an open position during any inclement weather;

(e) Not hang any laundry, clothing, sheets, etc. from any window, rail, porch or balcony nor air or dry any of same within any deck area or space;

(f) Not cause or permit any locks or hooks to be placed upon any door or window without the prior written consent of Lessor;

(g) Keep all air conditioning filters clean and free from dirt;

(h) Keep all lavatories, sinks, toilets, and all other water and plumbing apparatus in good order and repair and shall use same only for the purposes for which they were constructed.

Lessee shall not allow any sweepings, rubbish, sand, rags, ashes or other substances to be thrown or deposited therein. Any damage to any such apparatus and the cost of clearing stopped plumbing resulting from misuse shall be borne by Lessee;

(i) And Lessee's employees and guests shall at all times maintain order in the Premises and at all places on the Premises, and shall not make or permit any loud or improper noises, or otherwise disturb other tenants;

(j) Keep all radios, television sets, stereos, phonographs, etc., turned down to a level of sound that does not annoy or interfere with other tenants;

(k) Deposit all trash, garbage, rubbish or refuse in the locations provided there for and shall not allow any trash, garbage, rubbish or refuse to be deposited or permitted to stand on the exterior of any building or within the common elements;

(l) To keep the rear deck behind the premises leased clean and free from garbage and trash residue;

(m) Abide by and be bound by any and all rules and regulations affecting the Premises or the common area appurtenant thereto which may be adopted or promulgated by the Lessor.

12. DAMAGE TO PREMISES. In the event the Premises are destroyed or rendered wholly untenantable by fire, storm, earthquake, or other casualty not caused by the negligence of Lessee, this Agreement shall terminate from such time except for the purpose of enforcing rights that may have then accrued hereunder. The rental provided for herein shall then be accounted for by and between Lessor and Lessee up to the time of such injury or destruction of the Premises, Lessee paying rentals up to such date and Lessor refunding rentals collected beyond such date. Should a portion of the Premises thereby be rendered untenantable, the Lessor shall have the option of either repairing such injured or damaged portion or terminating this Agreement. In the event that Lessor exercises its right to repair such untenantable portion, the rental shall abate in the proportion that the injured parts bears to the whole Premises, and such part so injured shall be restored by Lessor as speedily as practicable, after which the full rent shall recommence and the Agreement continue according to its terms.

13. INSPECTION OF PREMISES. Lessor and Lessor's agents shall have the right at all reasonable times during the term of this Agreement and any renewal thereof to enter the Premises for the purpose of inspecting the Premises and all buildings and improvements thereon. And for the purposes of making any repairs, additions or alterations as may be deemed appropriate by Lessor for the preservation of the Premises or the building. Lessor and its agents shall further have the right to exhibit the Premises and to display the usual "for sale", "for rent" or "vacancy" signs on the Premises at any time within forty-five (45) days before the expiration of this Agreement. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations or additions, but do not conform to this Agreement or to any restrictions, rules or regulations affecting the Premises.

14. SUBORDINATION OF AGREEMENT. This Agreement and Lessee's interest hereunder are and shall be subordinate, junior and inferior to any and all mortgages, liens or encumbrances now or hereafter placed on the Premises by Lessor, all advances made under any such mortgages, liens or encumbrances (including, but not limited to, future advances), the interest payable on such mortgages, liens or encumbrances and any and all renewals, extensions or modifications of such mortgages, liens or encumbrances.

15. LESSEE'S HOLD OVER. If Lessee remains in possession of the Premises with the consent of Lessor after the natural expiration of this Agreement, a new tenancy from month-to-month shall be created between Lessor and Lessee where the Landlord or Renter may terminate the month to month agreement with at least thirty (30) days notice.

16. SURRENDER OF PREMISES. Upon the expiration of the term hereof, Lessee shall surrender the Premises in as good a state and condition as they were at the commencement of this Agreement, reasonable use and wear and tear thereof and damages by the elements excepted.

17. ANIMALS. Lessee shall not keep nor allow any animal on the Premises with the exception of Service Animals. Discovery of such shall be cause for the termination of this Agreement.

18. SMOKING. Lessee shall not smoke nor allow anyone to smoke in the Premises or in the common indoor areas. Smoking is allowed only outdoors at a distance more than 10 feet from any building entrance. Lessee is responsible for providing appropriate disposal containers and for emptying and cleaning of such containers on a regular basis.

19. QUIET ENJOYMENT. Lessee, upon payment of all of the sums referred to herein as being payable by Lessee and Lessee's performance of all Lessee's agreements contained herein and Lessee's observance of all rules and regulations, shall and may peacefully and quietly have, hold and enjoy said Premises for the term hereof.

20. INDEMNIFICATION. Lessor shall not be liable for any damage or injury of or to the Lessee, Lessee's family, guests, invitees, agents or employees or to any person entering the Premises or the building of which the Premises are a part or to goods or equipment, or in the structure or equipment of the structure of which the Premises are a part, and Lessee hereby agrees to indemnify, defend and hold Lessor harmless from any and all claims or assertions of every kind and nature.

21. DEFAULT. If Lessee fails to comply with any of the material provisions of this Agreement, other than the covenant to pay rent, or of any present rules and regulations or any that may be hereafter prescribed by Lessor, or materially fails to comply with any duties imposed on Lessee by statute, within seven (7) days after delivery of written notice by Lessor specifying the non-compliance and indicating the intention of Lessor to terminate the Agreement by reason thereof, Lessor may terminate this Agreement.

If Lessee fails to pay rent when due and the default continues for seven (7) days thereafter, Lessor may, at Lessor's option, declare the entire balance of rent payable hereunder to be immediately due and payable and may exercise any and all rights and remedies available to Lessor at law or in equity or may immediately terminate this Agreement.

22. LATE CHARGE. In the event that any payment required to be paid by Lessee hereunder is not made within five (5) days of when due, Lessee shall pay to Lessor, in addition to such payment or other charges due hereunder, a "late fee" in the amount of TEN PERCENT (10%) of the amount due. In the case of unpaid rent, the late fee would amount to THIRTY DOLLARS ($30.00).

23. ABANDONMENT. If at any time during the term of this Agreement Lessee abandons the Premises or any part thereof, Lessor may, at Lessor's option, obtain possession of the Premises in the manner provided by law, and without becoming liable to Lessee for damages or for any payment of any kind whatever. Lessor may, at Lessor's discretion, as agent for Lessee, relet the Premises, or any part thereof, for the whole or any part thereof, for the whole or any part of the then unexpired term, and may receive and collect all rent payable by virtue of such reletting, and, at Lessor's option, hold Lessee liable for any difference between the rent that would have been payable under this Agreement during the balance of the unexpired term, if this Agreement had continued in force, and the net rent for such period realized by Lessor by means of such reletting. If Lessor's right of reentry is exercised following abandonment of the Premises by Lessee, then Lessor shall consider any personal property belonging to Lessee and left on the Premises to also have been abandoned, in which case Lessor may dispose of all such personal property in any manner Lessor shall deem proper and Lessor is hereby relieved of all liability for doing so.

24. ATTORNEYS' FEES. Should it become necessary for Lessor to employ an attorney to enforce any of the conditions or covenants hereof, including the collection of rentals or gaining possession of the Premises, Lessee agrees to pay all expenses so incurred, including a reasonable attorneys' fee.

25. RECORDING OF AGREEMENT. Lessee shall not record this Agreement on the Public Records of any public office. In the event that Lessee shall record this Agreement, this Agreement shall, at Lessor's option, terminate immediately and Lessor shall be entitled to all rights and remedies that it has at law or in equity.

26. GOVERNING LAW. This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Oregon.

27. SEVERABILITY. If any provision of this Agreement or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

28. BINDING EFFECT. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

29. DESCRIPTIVE HEADINGS. The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations of the Lessor or Lessee.

30. CONSTRUCTION. The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

31. NON-WAIVER. No indulgence, waiver, election or non-election by Lessor under this Agreement shall affect Lessee's duties and liabilities hereunder.

32. MODIFICATION. The parties hereby agree that this document contains the entire agreement between the parties and this Agreement shall not be modified, changed, altered or amended in any way except through a written amendment signed by all of the parties hereto.

33. RENEWAL. That providing Lessees are not in default under any of the terms hereof, Lessor hereby grants to Lessees the option to negotiate a renewal of this lease for two (2) additional one (1) year periods. Lessees shall give Lessor written notice of their intent to exercise to renew no later than May 15th, 2013.

IN WITNESS WHEREOF, the parties have caused these presents to be duly executed: As to Lessor this 1st day of June, 2012.

Witnesses: "Lessor"

/s/ William Patridge

Signed

    BILL PATRIDGE

MAIN & SECOND ST., LLC

Printed

As to Lessee this 1st day of June, 2012.

Witnesses: "Lessee"

/s/ William Patridge

Signed

BILL PATRIDGE

ECOSOULTIONS INTL

Printed